Exhibit 10.5

LOAN AGREEMENT entered between

ASSET PROTECTION FUND LTD, a corporation legally constituted under the British Virgin Islands legislation, having its head office at 3016 Sir Francis Drake Highway, Road Town, Tortola, BVI, herein represented by David Dowse, duly authorized as he so declares;

(the “Lender”)

AND:

ARCH MANAGEMENT SERVICES INC., corporation legally constituted under Nevada Laws, having its head office at suite 519, 6600 Trans-Canada, Pointe-Claire, Province of Quebec, Canada, H9R 4S2 herein represented by James Pak Chui Leung, President of the company, duly authorized as he so declares;

(the “Borrower”)

Make the following declarations and covenants:

LOAN

1)	The Lender accept to advance an amount of One Hundred Thousand Dollars ($100,000.00) (the «Loan») to the Borrower, who accept the said advance.

2)	The present Loan is granted as a monetary advance.

3)	The Borrower recognises that the terms and conditions of the Loan are for the exclusive benefit of the Lender, and the latter may renounce to it, in whole or in part, at its sole discretion.

4)
If the Borrower defaults on any obligation whatsoever in favour of the Lender and, if at the time of the default, the Lender has not yet paid out the entire capital amount of the Loan, the Lender may, at its sole discretion and without prior notice, temporarily delay or definitively cease to pay out any other amount whatsoever to the Borrower, subject to its other rights and recourses.

INTERESTS, TERM AND REIMBURSEMENT

5)	The interest rate for the Loan will be of 8% year.

6)
Interest shall be calculated monthly on the total capital amount, as well after as before maturity, default or judgment, from the date of full payment. Such interest rate is determined upon the basis of a three hundred and sixty-five (365) day year, the Lender's usual practice.

7)	The term for the Loan shall be of 24 months from date of the disbursement (the “Loan Term”).

8)
The interests computed as provided in the present above, in the amount of $666.67/month, shall be payable the first day of each months, starting the first day following the Disbursement (the “adjustment date”).

9)
All the payments required under the terms of the present agreement that have not been made on schedule shall be subject to the aforesaid interest rate from the expiry date of all such payments and shall be payable on demand.

SERVICES

10)
As long as it is not in default according to the terms of the present, the Borrower may reimburse the present Loan by anticipation, in whole or in part, but for a minimum amount of $25 000 without notice nor penalty nor compensatory indemnity.

LOCATION OF THE PAYMENT

11)	Any payment to the Lender must be made at the address of the Lender or to any other location that the Lender may designate in writing.

ASSIGNMENT OR TRANSFER

12)	The Borrower shall not assign, transfer, hypothec or otherwise dispose of the rights it has or may have in relation to the Loan, except as following.

TIME

13)	Time shall be of the essence of this Agreement and the agreement created by the acceptance thereof.

DEFAULT

14)	The Borrower shall be considered in default of any or all of the following clauses, without prejudice to any other cases of default stipulated in the present Agreement or provided for in the law:

a) if the Borrower fails to fulfill any of his Obligations required by the present; or

b)  if the Borrower become insolvent or bankrupt, makes an assignment of his goods to his debtors, benefits or tries to benefit from the Bankruptcy and Insolvency Act or from any other laws relating to arrangements with creditors; or

c) if one or the other of the declarations or representations of the Borrower the present Agreement or in the Offer is found to be false, incorrect or inexact;

LOSS OF THE BENEFIT OF THE TERM

15)
In all cases of default, the Borrower will lose the benefit of the term and the Lender may demand, without a demand letter or notice, the immediate payment of his claim, in principal, interest, costs and incidental costs and exercise, at his sole discretion, any of the remedies provided for by law.

16)	Exercise by the Lender of any of his rights in accordance with this Agreement or with the law does not prevent him from exercising any other right he possesses.

DESERTION OF REMEDIES

17)
No act or omission on the Lenders part shall be construed as a desertion of his rights in accordance with the present Agreement or a permission to act in a manner contrary to the present stipulations, unless consented to in writing.

INDIVISIBILITY

18)	All of the Borrower's Obligations resulting from the present Agreement are indivisible and their execution may be required in whole from each of the heirs or person held to this.

SPECIAL DECLARATION

19)	Before entering into the present Agreement, the Borrower has obtained a copy of the present Agreement and has benefited from all the necessary time to consider its terms and conditions.

20)
The Borrower has read all the clauses of the present Agreement and has had the occasion to request any explanations on the nature and the scope of said clauses, such explanations having been provided either by the Lender or by its legal counsel; furthermore, the Borrower recognises that any external cause to which the present Agreement refers to, was expressly brought to its attention and satisfies it.

ELECTION OF DOMICILE

21)
Any notice given to the Borrower shall be sent at the last address provided in writing to the Lender. If the Lender does not find the Borrower at this address, the may serve or produce any notice or communication addressed to him at the office of the Superior Court of the District of Montreal where the Borrower has elected domicile.

BORROWER’S REPRESENTATIONS

22)	The Borrower warrants and represents to the Lender that:

23)
The Borrower has not received nor has have any knowledge of any notice, letter of demand, demand, writ or proceeding whatsoever accusing him of any violation whatsoever to any law, regulation or order, from any governmental authority having jurisdiction and there does not exist, at the date of the present, against the Borrower, any judicial proceeding or otherwise, nor any impending litigation, the outcome of which could materially and unfavourably affect the Borrower or the Property; the Borrower, at the date of the present, is not in default in regards to any judgement, decision, order, injunction or decree of any court or arbitrator, or in regards to any agreement or to any important contract.

24)
The fact that the Borrower complies with the provisions of the present Agreement does not constitute an infraction to any agreement, commitment or contract to which it is or will become part or bound by or a failure to conform to them.

SPECIAL PROVISIONS

25)	The Parties have expressively requested that the present be written in English. Les parties ont expressément demandées que les présentes soient rédigées en anglais.

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IN WITNESS WHEREOF THE PARTIES HAVE SIGNED THE PRESENT AGREEMENT AT THE PLACE AND DATE HEREBY.

At_________, this October 20, 2006
By:	/s/James Pak Chui Leung
James Pak Chui Leung, President
Representative of the Borrower

At_________, this October 20, 2006
By:	/s/David Dowse
David Dowse, Director
Representative of the Lender.